Exhibit 99.1

AMENDMENT NO. 2
TO THE
STOCK AND ASSET PURCHASE AGREEMENT

     AMENDMENT NO. 2, dated as of November 30, 2004 (this “Amendment"), to the Stock and Asset Purchase Agreement, dated as of July 8, 2004 and amended November 1, 2004 (the “Agreement"), by and between Affinia Group Inc. (f/k/a “AAG Opco Corp.”), a Delaware corporation, and Dana Corporation, a Virginia corporation.

     Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Agreement.

W I T N E S S E T H :

     WHEREAS, the parties to the Agreement desire to amend and supplement certain terms of the Agreement as described herein.

     NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the parties hereby agree as follows:

     1. Schedule 1.1(a) (Purchased Entities); Schedule 1.2(g) (Purchased Intellectual Property); Schedule 3.2(g) (Officers and Directors of Acquired Companies). Effective as of the date of this Amendment, Schedules 1.1(a), 1.2(g) and 3.2(g) to the Agreement are hereby replaced with Exhibits 1, 2 and 3, respectively, to this Amendment.

     2. Schedule 1.1(b) (Purchased Ventures). Schedule 1.1(b) to the Agreement is hereby deleted in its entirety.

     3. Section 2.1 (Amount and Form of Consideration). Section 2.1 of the Agreement (as amended by Amendment No. 1 to the Agreement) is hereby amended to read in its entirety as follows (additional text and deleted text are marked):

“Section 2.1. Amount and Form of Consideration. The consideration to be paid to Seller and its Subsidiaries (other than an Acquired Company) in full consideration of the Purchased Shares and the Purchased Assets shall consist of:

(a) U.S.$1,024.5 million, consisting of (i) U.S.$950 million (the “Initial Cash Consideration”) in cash, subject to adjustment as set forth in Section 2.3 (the Initial Cash Consideration, as so adjusted, the “Final Cash Consideration”), to be paid by Purchaser in the manner and at the time set forth in Sections 2.2 and 2.3, and (ii) a note issued by Affinia Group Holdings Inc., a Delaware corporation and the indirect parent of Purchaser (“Parent Purchaser”), substantially in the form attached hereto as Exhibit K in the principal amount of U.S.$74.5 million (the “Note"), subject to adjustment as set forth in Section 2.3, to be delivered to Seller at the Closing, in each case in exchange for the assets as set forth on Schedule 2.4; and

(b) the assumption by Purchaser on and as of the Closing Date of the Assumed Liabilities.”

     4. Section 3.2 (Deliveries by Seller to Purchaser). Section 3.2 of the Agreement is hereby amended to add the following at the end thereof:

“Without limiting any of its rights or obligations hereunder, Parent Purchaser directs Seller to deliver those assets acquired hereunder by Parent Purchaser in exchange for the Note directly to Purchaser on behalf of Parent Purchaser.”

     5. Section 3.3 (Deliveries by Purchaser to Seller). Section 3.3 of the Agreement is hereby amended and supplemented to include a clause (h), which reads in its entirety as follows:

"(h) the Note, duly executed by Parent Purchaser.”

     6. Sections 4.2 (Capital Structure of Purchased Companies), 4.3(a) (Ownership of Purchased Assets), 4.3(b) (Ownership of Acquired Companies) and 4.9(a) (Owned Real Property) of the Seller Disclosure Schedule. Sections 4.2, 4.3(a), 4.3(b) and 4.9(a) of the Seller Disclosure Schedule are hereby replaced with Exhibits 4, 5, 6 and 7, respectively, to this Agreement. The disclosures set forth on Exhibits 4, 5, 6 and 7 shall be deemed for all purposes of the Agreement to have been disclosed as of the date of this Amendment, except for purposes of determining whether any representation or warranty of Seller set forth in the Agreement (a) is true and correct for purposes of Section 8.1 and (b) is accurate or has been breached for purposes of Section 11.2(a)(i) (in each of which cases, the disclosures set forth on Exhibits 4, 5, 6 and 7 shall be deemed to have been disclosed as of the date of the Agreement).

     7. Section 5.10. The Agreement is hereby amended by adding a new Section 5.10 as follows:

(a) “Section 5.10. Note. Purchaser, on behalf of itself and Parent Purchaser, represents and warrants that the Note, upon execution and delivery at the Closing, will constitute a valid obligation of Parent Purchaser, enforceable against Parent Purchaser in accordance with its terms.”

     8. Section 10.2 (Transition Agreements; Ancillary Agreements). Section 10.2 of the Agreement (as amended by Amendment No. 1 to the Agreement) is hereby amended to read in its entirety as follows (additional text and deleted text are marked):

“On and after the date hereof and until the 10th day following the Closing, but effective at the Closing, Purchaser and Seller, or such of their respective Subsidiaries as appropriate, shall enter into one or more transition services agreements substantially in the form of Exhibit H (the “Transition Services Agreements” and together with the Transition Intellectual Property License Agreement, the “Transition Agreements”). On and after the date hereof and until the 10th day following the Closing, but effective at the Closing, Purchaser and Seller agree to negotiate in good faith to enter into agreements on the terms and conditions set forth in the schedule of ancillary agreements attached as Exhibit I (the “Schedule of Ancillary Agreements”). Purchaser and Seller hereby agree that the final terms and conditions of the Transition Agreements and the agreements described in the Schedule of Ancillary Agreements (the “Ancillary Agreements”) will be consistent with the terms set forth in the term sheet attached hereto as Schedule 10.2 and substantially on the terms contained in the drafts circulated among the parties prior to the date hereto. Until such time as the Transition Agreements and the Ancillary Agreements are executed and delivered, Purchase, Seller and their respective Subsidiaries shall perform the services described in the applicable exhibits and drafts for the consideration to be specified in the final Transaction Agreements and Ancillary Agreements.”

     9. Miscellaneous. All terms set forth in Article XV of the Agreement are restated herein in full with the exception that references to “this Agreement” shall be references to “this Amendment.”

     10. Remainder of Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which shall continue to be in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

AFFINIA GROUP INC.

By:	/s/ Thomas Madden
Name:
Title:

DANA CORPORATION

By:	/s/ Marc S. Levin
Name: Marc S. Levin
Title: Power of Attorney

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